Guaranty Agreement

THIS GUARANTY AGREEMENT (this “Guaranty”) is made and entered into effective as of September 24, 2019 (the “Effective Date”), by and between Novo Integrated Sciences, Inc., a Nevada corporation (“Guarantor”), and Fitness International, LLC, a California limited liability company, on its own behalf and on behalf of its wholly owned subsidiary, LAF Canada Company, an entity organized under the laws of Nova Scotia (individually and collectively, “Licensor”).

WITNESSETH:

WHEREAS, simultaneously with the execution of this Guaranty, Licensor and an subsidiary of Guarantor, Novo Healthnet Limited, Inc. an Ontario corporation (“Licensee”), have entered into that certain Master Facility License Agreement (the “Agreement”) dated September 24, 2019 for the licenses of portions (the “Service Areas”) of certain Licensor health and fitness clubs to Licensee, as further described in the Agreement;

WHEREAS, Guarantor is an affiliate of Licensee and will derive some benefit from Licensor licensing the Service Area to Licensee; and

WHEREAS, Licensor has required that Guarantor execute this Guaranty as a condition to Licensor entering into the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor and Licensor agree as follows:

1. Defined Terms. For purposes of this Guaranty, all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

2. Guaranty. From and after the Effective Date, Guarantor hereby irrevocably guarantees the full, unconditional, and prompt payment and performance of all of Licensee’s obligations and liabilities under the Agreement, including, without limitation, the payment of all rent and other charges due thereunder. Guarantor’s guarantee of such obligations and liabilities is subject to all of the provisions of the Agreement applicable thereto and all other matters affecting the enforcement thereof. This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditioned on the pursuit of any remedy against Licensee or any other person or against any lien available to Licensor, its successors or assigns. Guarantor hereby waives any right to require that an action be brought against Licensee or any other person (provided, however, Licensor agrees to undertake reasonable collection efforts against Licensee before demanding payment from Guarantor under this Guaranty). In the event of a default by Licensee under the Agreement, Licensor shall have the right to enforce its rights, powers and remedies thereunder or hereunder in any order, and all rights, powers and remedies available to Licensor in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. This Guaranty shall be enforceable according to its terms against Guarantor, his or her heirs, personal representatives, successors and assigns, without the necessity for any suit or proceedings against Licensee on Licensor’s part of any kind or nature whatsoever and without the necessity of any notice of non-payment, non-performance, or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. This Guaranty shall be a continuing Guaranty and the liability of Guarantor hereunder shall in no way be affected, modified, or diminished by reason of any assignment of the Agreement by Licensee or any renewal, modification or extension of the Agreement or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Agreement by Licensor and Licensee, or by reason of any extension of time that may be granted by Licensor to Licensee, or by reason of any dealings or transactions or matter or thing occurring between Licensor and Licensee, or by reason of any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Licensee or any of Licensee’s property, whether or not notice of any of same shall be given to Guarantor.

3. Enforcement. The obligations of Guarantor under this Guaranty are expressly contingent and conditioned upon (i) Licensor delivering to Guarantor written notice of any default by Licensee under the Agreement, and (ii) Licensee having failed to cure such default within any applicable cure period provided under the Agreement if applicable, it being understood and agreed that certain defaults under the Agreement do not include a cure period and as such, entitle Licensor to terminate the Agreement immediately upon written notice to Licensee.

4. Term. Notwithstanding anything contained herein to the contrary, this Guaranty shall remain in effect until the termination or expiration of the Long Beach – Downey Ave. License.

5. Notices. All notices, demands, deliveries and other communications (collectively, “Notices”) required under or related to this Guaranty shall be deemed effectively given when personally delivered, when received by receipted overnight delivery, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified mail, return receipt requested, addressed as follows:

If to Guarantor:	Novo Integrated Sciences, Inc.
119 Westcreek Dr., Suite 1
Woodbridge, Ontario, L4L9M6

If to Licensor:	Fitness International, LLC
3161 Michelson Drive, Suite 600
Irvine, California 92612
Attention: General Counsel
Facsimile number: (866) 430-1079

With a copy sent to the attention of:	Licensing Department, at the same address

Guarantor or Licensor may change its address for Notices by sending written notice to the other party in accordance with the terms of this section.

6. Successors and Assigns. This Guaranty shall be binding upon Guarantor, Licensor and their respective successors and assigns.

7. Governing Law. This Guaranty shall be governed by the laws of the State of California.

8. Attorney Fees. The prevailing party in any legal proceeding arising out of or related to this Guaranty shall be entitled to recover the reasonable attorneys’ fees, litigation expenses and court costs it incurs in connection with such legal proceeding from the non-prevailing party therein.

9. No Waiver. The failure of Guarantor or Licensor to insist upon the strict performance of one or more of the provisions of this Guaranty or to take advantage of any of its rights under this Guaranty shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, rather the same shall continue and remain in full force and effect.

10. Entire Agreement. This Guaranty contains the final, complete and entire agreement with respect to the matters contained herein, and no prior agreement or understanding related to such matters shall be effective for any purpose.

11. Modification. This Guaranty may not be amended, modified or terminated, except by a written agreement signed by Guarantor and Licensor.

12. Interpretation. The titles, captions and paragraph headings herein are inserted for convenience only and shall not define, limit or expand the scope or content of this Guaranty. This Guaranty shall be construed without regard to any rule requiring construction against the draftsman. No inference shall be drawn from the deletion of any words or phrases contained in this Guaranty.

13. Severability. If any provisions of this Guaranty or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this Guaranty and the application of such provision to other persons or circumstances shall not be affected thereby, but rather this Guaranty shall be enforced to the greatest extent permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor and Licensor have caused this Guaranty to be executed as of the date first written above.

LICENSOR:		GUARANTOR:

Fitness International, LLC		Novo Integrated Sciences, Inc.

Signature:	/s/ Kathryn Polson	Signature:	/s/ Robert Mattacchione
Name:	Kathryn Polson	Name:	Robert Mattacchione
Title:	Chief Financial Officer	Title:	CEO

Signature:	/s/ Todd von Sprecken
Name:	Todd von Sprecken
Title:	Chief Development Officer